UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported): October 26, 2005

NCO Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	0-21639	23-2858652

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

507 Prudential Road, Horsham, Pennsylvania	19044

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (215) 441-3000

Not Applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01.      Entry into a Material Definitive Agreement

     On October 26, 2005, the Compensation Committee of the Board of Directors of NCO Group, Inc. (the “Company”) approved the grant of stock options and restricted stock units (“RSUs”) under the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) to the following executive officers who either were “named executive officers” (as defined in SEC Regulation S-K item 402(a)(3)) in the proxy statement related to the 2005 annual meeting of shareholders or who are expected to be “named executive officers” in the proxy statement relating to the 2006 annual meeting of shareholders:

Name and Principal Position	Number of Stock Options Granted	Number of RSUs Granted

Michael J. Barrist Chairman of the Board, President and Chief Executive Officer	84,760	46,302

Charles F. Burns, Executive Vice President, Business Process Outsourcing	13,898	7,592

Stephen W. Elliott Executive Vice President, Information Technology and Chief Information Officer	11,913	6,508

Joshua Gindin, Esq. Executive Vice President and General Counsel	11,913	6,508

Steven L. Winokur Executive Vice President, Chief Financial Officer and Chief Operating Officer – Shared Services	31,767	17,354

     The stock options are exercisable at an option price of $17.85 per share, expire ten years after the date of grant unless terminated earlier pursuant to the terms of the option and the 2004 Plan, and become exercisable in three, equal, annual installments beginning one year from the date of grant. The options will also become exercisable upon a change of control of the Company, as defined in the plan, or upon the death or disability of the grantee.

     Each RSU represents the right to receive one share of the Company’s common stock and will expire ten years after the date of grant, unless terminated sooner pursuant to the terms of the award. Each award will vest and the stock will be issued only upon the occurrence of any of the following prior to the expiration of the RSU: (i) the Company achieves certain average return on invested capital (“ROIC”) targets established by the Compensation Committee for any rolling three-year period, (ii) a change of control of the Company, as defined in the 2004 Plan or (iii) the death or disability of the grantee. ROIC is defined as (i) income from continuing operations after adding back interest expense (net of taxes) divided by (ii) the sum of average long-term debt plus average minority interest plus average redeemable preferred stock plus average shareholders’ equity.

     The RSU will allow a grantee to defer the receipt of the shares for tax purposes for a period of time (not to exceed 10 years) after vesting (other than vesting due to death, disability or a change of control in which events the stock is automatically issued).

     The Compensation Committee also approved the grant of stock option awards and RSU awards under the 2004 Plan to other certain other executive officers of the Company that are not “named executive officers” as defined in SEC regulations.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCO GROUP, INC.

Date: November 1, 2005	By:	/s/ Steven L. Winokur

		Name:	Steven L. Winokur
		Title:	Executive Vice President, Chief Financial Officer, and Chief Operating Officer – Shared Services